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For immediate release                                    Friday 31 March, 2000

         LAUNCH OF THE WORLD'S FIRST INDEPENDENT DERIVATIVES POST TRADE
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                  MANAGEMENT AND SETTLEMENT COMPANY: ARCORDIA
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Arcordia, the world's first independent internet-based derivative management and settlement company is launched today by J.P. Morgan in partnership with EDS. Arcordia will provide transaction management and settlement services via the Internet for derivative products to financial institutions and corporations world-wide. This pioneering service, founded on the derivatives transaction management and settlement expertise of J.P. Morgan, and the renowned global information technology (IT) resources of EDS, will offer clients:

- 24 hour access to a leading internet based infrastructure for management and settlement of derivatives trades

- The option of fully or partially outsourced management and settlement services

- An efficient and secure environment for handling high volume and complex transactions

Arcordia will provide clients with the following benefits:

-    Substantial savings on future transaction, management and investment costs

- Flexibility to respond to changes in the marketplace, peaks in volumes and the arrival of new products

- The benefit of years of investment in client servicing capability from one of the world's leaders in derivatives technology.

RAFIC DAHAN, CHIEF EXECUTIVE OF ARCORDIA COMMENTED:

"Arcordia provides a unique solution to eliminate capacity constraints, easily integrate new products, improve client servicing and reduce ongoing investments in a secure and controlled environment."

CHRISTOPHE HIOCO, CHIEF OPERATING OFFICER J. P. MORGAN EUROPE, COMMENTED:

"Arcordia is the perfect illustration of J.P. Morgan's global strategy for operations in the e-economy. Our objective is to leverage the best expertise and capabilities, whether they lie inside
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J.P. Morgan or not, to improve our product development cycle, client services and efficiency."


BILL WINTERS, HEAD OF GLOBAL MARKETS AT J.P. MORGAN, COMMENTED:

'Following the success of our other e-commerce initiatives like LabMorgan, Cygnifi and Market Axess Arcordia shows J.P. Morgan to be at the cutting edge of change in the market place. Arcordia will offer its clients the ability to stay ahead of these changes and provide the best value for their clients.'

JOHN MEYER, EDS CORPORATE VICE PRESIDENT, COMMENTED:

"The global marketplace in every industry is drastically different in today's digital economy and continues to change rapidly. Every business, whether traditional or new economy, must infuse e-business into their existing business strategy to meet unprecedented competition. Arcordia can pave the way in the financial services industry."



PRESS PRESENTATION
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A PRESS PRESENTATION WILL BE HELD AT 1015 FOR 1030 ON FRIDAY 31 MARCH IN ROOM
10, 60 VICTORIA EMBANKMENT, LONDON.


FOR FURTHER INFORMATION CONTACT:

CHRISTINE HOLGATE, CORPORATE COMMUNICATION                     0171 325 4289

MICHAEL GOLDEN, CORPORATE COMMUNICATION, NEW YORK              212 648 3784


Notes to Editors
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EDS may hold as much as a 9% stake in Arcordia, given the terms currently under discussion. J.P. Morgan will retain a minority stake as other partners join. Arcordia is a US based entity that will leverage technology and marketing expertise from its UK subsidiary based at 1 Angel Court, London. The group will initially employ 300 people many of whom will be transferred from J.P. Morgan's own derivatives support staff. Employees will be offered a shareholding in the
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company. The Chief Executive Officer will be Rafic Dahan, Diane Brunsden will be
IT Solutions Director and David Marlborough Marketing and Business Services Director. All three were formally senior executives at J.P. Morgan.





The Partners
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J.P. Morgan is a leading global financial services firm that meets the critical financial needs of business enterprises, governments and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. It also commits its own capital to promising enterprises and invests and trades to capture market opportunities. The firm's web address is www.jpmorgan.com.
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EDS is a recognized global leader in providing E-business and information technology services to 9,000 business and government clients in about 50 countries around the world. Having founded the IT services industry more than 35 years ago, EDS delivers high value management consulting, electronic business solutions, business process management, and systems and technology expertise to help clients simplify complexity and achieve superior value in the digital economy. The company brings deep industry practice knowledge to solve challenges in a wide variety of industries, including communications, energy and chemicals, financial services, government, healthcare, products and retailing, and travel and transportation. EDS reported revenues of $18.5 billion in 1999. The company's stock is traded on the New York Stock Exchange (NYSE:EDS) and the London Stock Exchange. To find out more about the EDS vision, visit EDS via the Internet at http://www.eds.com.
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